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                                                                Exhibit 10.22
                                  AGREEMENT FOR
                                BATCH PROCESSING

         This agreement is made between Equifax/Choice Point, a corporation with its principal offices in Atlanta, Georgia ("SUBSCRIBER"), and the Information Network of Arkansas (INA), a State of Arkansas public instrumentality operating under the authority of A.C.A. ss. 25-25-101 ET SEQ.

         WHEREAS, SUBSCRIBER is desirous of entering into an Agreement with INA for the purpose of receiving computer access to official driver license records ("Agreed Data") under the custody of the Office of Driver's Services of the Revenue Division of the Department of Finance and Administration ("ODS"); and

         WHEREAS, SUBSCRIBER desires to purchase electronic access to said records now and in subsequent years, and to do so by electronic batch processing;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, including the amounts hereinafter provided to be paid by SUBSCRIBER for such access, the parties hereto agree as follows:

         1. INA shall furnish to SUBSCRIBER Agreed Data requested by SUBSCRIBER, subject to any limitations to access to the ODS database imposed by ODS.

         2.   SUBSCRIBER may request records directly from INA via a dial-up
28.8 Kops V.34 37$0 to 3780 direct telecommunication line.

         3. SUBSCRIBER shall pay INA a fee of $8.00 per record request for Traffic Violation Reports and $11.00 per record request for Commercial Traffic Violation Reports. Payment shall be remitted to INA within twenty (20) days from the date of the invoice. Invoices will be mailed monthly to the SUBSCRIBER's address, which is:

                               Equifax/Choice Point
                               P. O. Box 740006
                               Atlanta, GA  30374-0008

Accounts not paid when due may be fined, or may have their access terminated without notice.

         4. This agreement may be terminated at any time upon sixty (60) days notice by an instrument in writing, signed by a duly authorized representative or the party wishing to terminate, and mailed to the other party. This agreement may be immediately terminated upon any material breach of any covenant herein at the option of the non-breaching party, or upon cessation of the INA's Agreement with Department of Finance and Administration. Any notice of termination shall be deposited with the United States Postal Service, restricted delivery, return receipt requested, correctly addressed to the

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party to receive notice, and postage prepaid. SUBSCRIBER's address for notice shall be the address in paragraph 3 above. INA's address for notice is:

                               Information Network of Arkansas
                               ATTN:  Network Manager
                               425 West Capitol Avenue
                               TC3Y Tower, Suite 3565
                               Little Rock, AR  72201

         5. SUBSCRIBER agrees and represents that each Arkansas traffic violation report and commercial traffic violation report request submitted by and through SUBSCRIBER to INA will either be individually _____________ by SUBSCRIBER for compliance with the circumstances permitted for personal information as set forth in the applicable Arkansas Code, as the applicable code sections may be amended from time to time, or else SUBSCRIBER will require those who request records through them to represent in writing ONLY requests which meet the criteria for furnishing personal information on Arkansas traffic violation reports and commercial traffic violation reports under those same code sections will be submitted through SUBSCRIBER to INA. SUBSCRIBER acknowledges that obtaining or requesting personal information without complying with the Arkansas Code Annotated, as they may be amended from time to time, may subject SUBSCRIBER or their customers to the penalties of Arkansas and Federal law. SUBSCRIBER further acknowledges that INA is relying upon SUBSCRIBER's agreement herewith in allowing access to electronic batch record access.

         6. This agreement constitutes the entire AGREEMENT of the parties and supersedes all other prior written or oral agreements between the parties with respect to the subject matter herein. This agreement may be changed, modified or amended at any time, but only by an instrument in writing, signed by duly authorized representatives of both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives.


SUBSCRIBER                                              Information Network of Arkansas

/s/ G.S. Iken                             9/2/97        /s/ Joseph Nemelka                      9/2/97
---------------------------------      -------------   ---------------------------------     -------------
 Authorized Agent                        Date            Joseph Nemelka                         Date
                                                         Network General Manager

    G.S. Iken
---------------------------------
 (Typed Name)

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---------------------------------
 (Typed Title)


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